March 17, 2008	ShengdaTech, Inc. Announces Record Fourth Quarter and Full Year 2007 Results	1

Contact:

Crocker Coulson, President
Leslie Richardson, Financial Writer
CCG Elite Investor Relations
646-213-1915
crocker.coulson@ccgir.com

For Immediate Release

ShengdaTech, Inc. Announces Record Fourth Quarter and
Full Year 2007 Results

•	Record fourth quarter revenue and net income climb 23.5% and 26.5%, year-over-year, respectively
•	NPCC Products account for 48.2% of fourth quarter revenue

Taian City, Shandong Province, PRC - March 17, 2008 - ShengdaTech Inc. (NASDAQ GS: SDTH), a leading manufacturer of nano precipitated calcium carbonate (NPCC) and coal-based chemical products manufacturer in the People’s Republic of China (“PRC”), today reported financial results for the fourth quarter and year ended December 31, 2007.

Fourth Quarter 2007 Highlights
•	Record revenue increased 23.5% year-over-year to $28.6 million
•	Gross margin increased 2.7 percentage points year-over-year to 35.8%
•	Net income increased 26.5% year-over-year to $7.8 million, or $0.14 per diluted share

Full Year 2007 Highlights
•	Record revenue increased 38.6% to $100.7 million; exceeding guidance of $96 million to $98 million
•	NPCC revenue increased 112.3%; contributed 46.4% to total revenue
•	Record net income increased 54.2% to $27.0 million, or $0.50 per diluted share; exceeding guidance of $23.0 million to $24.4 million

ShengdaTech’s record revenue for the fourth quarter of 2007 is primarily attributed to the new NPCC lines added in July 2007 reaching full capacity in November 2007, resulting in 130,000 total metric tons of capacity in production. The NPCC segment contributed 48.2% of total revenue for the quarter and the chemical segment contributed the remaining 51.8% of total revenue compared to 40.5% and 59.5%, respectively, in the same period a year ago.

“We are pleased to report our third consecutive quarter of revenue and net income growth which is due to continued strong market demand for our NPCC products,” Mr. Xiangzhi Chen, President and CEO of ShengdaTech, commented. “In the fourth quarter of 2007, we added 13 new customers including five tire manufacturers, three PVC producers, three latex producers, a paint manufacturer and a paper manufacturer. In addition, our new NPCC lines, with a total of 40,000 metric tons of capacity, reached full operating capacity this quarter.”

March 17, 2008	ShengdaTech, Inc. Announces Record Fourth Quarter and Full Year 2007 Results	2

Revenue from NPCC products increased 46.9% to $13.8 million in the fourth quarter of 2007 from $9.4 million in the fourth quarter of 2006. The increase in year-over-year revenue was due to the addition of 40,000 metric tons of NPCC capacity in July 2007 which reached full capacity in November 2007. Total volume of NPCC sold during the fourth quarter of 2007 was 35,680 metric tons. NPCC for use in tires represented the majority of the NPCC sales at 43.4% of total NPCC revenue. Sales of NPCC for use in PVC and latex experienced the strongest growth in the fourth quarter, up 8.6% and 20.7%, respectively, from the third quarter of 2007. PVC and latex represented 39.0% and 9.9%, respectively, of total NPCC revenue. NPCC used in printing ink, paint, and paper represented the balance of 7.7% of NPCC revenue.

Revenue from chemical products increased 7.5% to $14.8 million in the fourth quarter 2007 from $13.8 million in the comparable quarter in 2006. Sales of liquid ammonia and methanol increased 9.8% and 8.3%, respectively, from the third quarter of 2007 as a result of stronger market demand and an increase in market price. Liquid ammonia and methanol represented 38.4% and 19.5%, respectively, of the chemical segment’s revenue. Sales of ammonia bicarbonate declined 6.3% from the third quarter of 2007, as the fourth quarter is the seasonally slowest quarter for agriculture, and subsequently chemical fertilizer use in the northern China. Ammonia bicarbonate represented 25.4% of the chemical segment’s revenue and melamine contributed the balance of 16.6% of sales during the quarter.

Gross profit for the fourth quarter of 2007 was $10.3 million, up 33.6% from $7.7 million in the fourth quarter 2006. Gross margin for the quarter was 35.8% compared to 33.1% for the same period in 2006. The chemical segment benefited from strong pricing for liquid ammonia, methanol, and melamine in the quarter resulting in gross margin of 29.5%, up 3.3 percentage points from 26.2% in the same period in 2006. Gross margin for the NPCC segment was 42.6% in the fourth quarter compared to gross margin of 43.3% in the same quarter last year. The slight decline of gross margin was due to a combination of increased depreciation expense, cost of coal used in the manufacturing process and transportation cost of raw materials.

Selling expenses for the fourth quarter of 2007 were $0.5 million, or 1.8% of revenue, unchanged from $0.5 million, or 2.2% of revenue, in fourth quarter 2006. General and administrative (G&A) expenses were $1.3 million or 4.6% of revenue, compared to $0.9 million, or 3.8% of revenue, in the same period last year. The increase in G&A expense was mainly attributed to expenses associated with reaching compliance with Section 404 of the Sarbanes-Oxley Act of 2002 and other public company costs.

Operating income for the fourth quarter of 2007 was $8.4 million, up 34.2% from $6.3 million in the same period a year ago. Operating margin was 29.5% compared to 27.1% in the fourth quarter of 2006.

March 17, 2008	ShengdaTech, Inc. Announces Record Fourth Quarter and Full Year 2007 Results	3

Net income for the fourth quarter of 2007 increased 26.5% to $7.8 million from $6.1 million in the same period a year ago. Fully diluted earnings per share for the fourth quarter 2007 were $0.14, compared to $0.11 the same period last year.

Full Year 2007 Results

Revenue for the full year 2007 increased 38.6% to a record $100.7 million, compared to $72.6 million in 2006. The NPCC segment generated 46.4% of revenue, or $46.7 million in 2007, up 112.3% from $22.0 million in 2006. The chemical segment generated the remaining 53.6% of revenue, or $53.9 million, up 6.6% from $50.6 million in 2006. Gross profit was $34.6 million, up 61.7% from $21.4 million for the full year 2006. Gross margin was 34.3% in 2007 compared to 29.4% in 2006. Operating income was $29.6 million, up 69.1% from $17.5 million in 2006. Operating margin was 29.4% in 2007 compared to 24.1% in 2006. Net income increased 54.2% to $27.0 million from $17.5 million in 2006. Fully diluted earnings per share for 2007 were $0.50 compared to $0.34 for the full year of 2006.

Financial Condition

As of December 31, 2007, ShengdaTech had $26.4 million in cash and cash equivalents, $43.8 million in working capital and no long-term debt. Net cash provided by operating activities for the year was $13.8 million, including the impact of $17.7 million advanced to suppliers for equipment for the 60,000 MT NPCC lines. Shareholders’ equity stood at $89.1 million, up from $57.1 million at year end 2006.

Recent Events

On January 2, 2008, ShengdaTech announced it developed a new NPCC application for use in surface coating for top-grade color ink jet paper.

On January 31, 2008, the Company began trading on The NASDAQ Global Select Market.

On February 27, 2008, ShengdaTech announced it successfully developed a new NPCC product for use in polyethylene (“PE”) plastic products.

Business Outlook

ShengdaTech is in the process of completing the test runs on its three new stainless steel NPCC lines in Xianyang City, Shanxi Province. Each line has 20,000 metric tons production capacity and is expected to ramp up to full capacity by August 2008. The stainless steel lines have a production life of 30 years compared to 10 years for carbon steal lines. In addition, the stainless steel ensures the purity of the NPCC particles enabling the Company to target higher-end markets and international manufacturers. The Company has been successful in developing and commercializing new applications of NPCC for paper and polyethylene manufacturing, and is working on developing new NPCC applications in a variety of markets such as asphalt, automobile paint and silicone-adhesives.

March 17, 2008	ShengdaTech, Inc. Announces Record Fourth Quarter and Full Year 2007 Results	4

ShengdaTech continues to evaluate acquisition opportunities in the chemical segment and to actively explore potential sites in Shandong Province for its next phases of NPCC expansion The Company expects 2008 revenue and net income to be in the range of $132 - $134 million and $33 - $35 million, respectively, for fully diluted earnings per share of $0.62 - $0.65.

“The opportunities for growth in our NPCC and chemical businesses remain robust. We will continue growing our NPCC business by expanding capacity, developing new higher-end NPCC applications and increasing exports,” commented Mr. Chen. “We are aggressively evaluating acquisition candidates in the chemical business and exploring potential sites in Shandong Province for the next phases of NPCC expansion. We are optimistic that we will be successful in finding a location that will meet the capacity requirements of our strategic plan.”

Conference Call

ShengdaTech will host a conference call at 9:00 am EST on Monday, March 17, 2008, to discuss the 2007 fourth quarter and year end financial results. To participate in the conference call, please dial the following number five to ten minutes prior to the scheduled conference call time: 888-419-5570. International callers should dial 617-896-9871. The pass code for the call is 57786686. If you are unable to participate in the call at this time, a replay will be available on Monday, March 17, 2008 at 11:00 AM ET through Monday March 31, 2008. To access the replay, dial 888-286-8010, international callers should dial 617-801-6888. The conference pass code is 92199623. This conference call will be broadcast live over the Internet and can be accessed by all interested parties by clicking on http://www.shengdatechinc.com. Please access the link at least fifteen minutes prior to the start of the call to register, download, and install any necessary audio software. For those unable to participate during the live broadcast, a 90- day replay will be available shortly after the call by accessing the same link.

About ShengdaTech, Inc.

ShengdaTech, Inc. (“The Company”) is engaged in the business of manufacturing, marketing and selling a variety of nano precipitated calcium carbonate ("NPCC") products and coal-based chemicals for use in various applications. The Company converts limestone into NPCC using its proprietary technology. The unique chemical and physical attributes make NPCC a valuable ingredient in tires, paints, polyvinyl chloride ("PVC") building materials and other products. It enhances the durability of many products by increased strength, heat resistance, and dimension stabilization. The Company is also engaged in the manufacture and sale of coal-based chemical products namely ammonium bicarbonate, liquid ammonia, melamine and methanol. The Company markets and sells its coal-based products mainly for chemical fertilizers and raw materials in the production of organic and inorganic chemical products, including formaldehyde and pesticides.

March 17, 2008	ShengdaTech, Inc. Announces Record Fourth Quarter and Full Year 2007 Results	5

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: Certain statements in this press release and oral statements made by ShengdaTech on its conference call in relation to this release, constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. These statements include, without limitation, statements regarding the Company’s ability to prepare for growth, the Company’s planned manufacturing capacity expansion in 2008 and predictions and guidance relating to the Company’s future financial performance. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs but they involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements, which may include, but are not limited to, such factors as unanticipated changes in product demand especially in the tire industry, changes in composition of tires, pricing and demand trends for the Company’s chemical products, changes to government regulations, risk associated with operation of the Company’s new manufacturing facility, risk associated with large scale implementation of the new NPCC manufacturing process, the ability to attract new customers, ability to increase its product’s applications, ability of its customers to sell products, cost of raw material, downturns in the Chinese economy, and other information detailed from time to time in the Company's filings and future filings with the United States Securities and Exchange Commission. You are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. The forward-looking statements made herein speak only as of the date of this press release and the Company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the company’s expectations.

-financial tables follow-

March 17, 2008	ShengdaTech, Inc. Announces Record Fourth Quarter and Full Year 2007 Results	6

SHENGDATECH INC., AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME

	For the Three Months Ended		For the Years Ended
	December 31,		December 31,
	2007	2006	2007	2006
	(unaudited)	(unaudited)
Net Revenue:
Chemical	$14,828,065	$13,792,226	$53,933,120	$50,592,217
Nano-material	13,795,137	9,389,676	46,721,673	22,007,814
Total Net Revenue	28,623,202	23,181,902	100,654,793	72,600,031

Cost of Revenue:
Chemical	10,448,041	10,178,837	39,282,251	37,924,593
Nano-material	7,915,655	5,326,269	26,812,587	13,297,976
Total cost of revenue	18,363,696	15,505,106	66,094,838	51,222,569

Gross Profit:
Chemical	4,380,024	3,613,389	14,650,869	12,667,624
Nano-material	5,879,482	4,063,407	19,909,086	8,709,838
Total Gross Profit	10,259,506	7,676,796	34,559,955	21,377,462

Operating expenses
Sales & Marketing	495,032	508,805	1,771,168	1,260,647
General & administrative	1,328,920	882,967	3,232,911	2,641,474
Total operating expenses	1,823,952	1,391,772	5,004,079	3,902,121

Income from operations	8,435,554	6,285,024	29,555,876	17,475,341

Non-operating income (expense)	-12,094	-199,159	-12,094	-89,068
Interest Income	71,318	62,476	274,203	140,375
Income before provision for income taxes	8,494,778	6,148,341	29,817,985	17,526,648
Provision for tax	715,209	-	2,787,640	-

Net Income	$7,779,569	$6,148,341	$27,030,345	$17,526,648

Basic and Diluted Earnings Per Share	$0.14	$0.11	$0.50	$0.34

Basic Weighted-Average Shares Outstanding	54,143,920	54,095,103	54,107,408	51,900,641
Diluted Weighted-Average Shares Outstanding	54,193,667	54,257,388	54,188,410	52,022,801

March 17, 2008	ShengdaTech, Inc. Announces Record Fourth Quarter and Full Year 2007 Results	7

SHENGDATECH, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2007	2006

ASSETS
Current Assets
Cash and cash equivalents	$26,366,568	$34,684,142
Trade accounts receivable, less allowance for doubtful accounts of $0	7,889,001	5,588,676
Other receivables	13,962	157,352
Advances to suppliers	19,436,544	872,289
Inventory	1,955,384	2,151,612
Receivable from related parties	1,712	1,601
Total Current Assets	55,663,171	43,455,672

Property and Equipment, net of accumulated depreciation
of $6,126,393 and 3,674,605, respectively	45,156,739	23,573,680
Land use rights, net of accumulated amortization of $1,031 and $0, respectively	124,028	-
TOTAL ASSETS	$100,943,938	$67,029,352

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities
Trade accounts payable	$5,296,530	$2,957,413
Other payables and accrued expenses	3,276,473	2,235,758
Income and other taxes payable	2,303,402	1,237,180
Advances from customers	-	119,923
Payable to related parties	1,064,348	3,349,814
Total Current Liabilities	11,940,753	9,900,088
Shareholders' Equity
Preferred stock - $0.00001 par value; 10,000,000 shares
authorized; no shares outstanding	-	-
Common stock - $0.00001 par value; 100,000,000 shares authorized;
54,202,036 and 54,095,103 shares outstanding, respectively	541	540
Additional paid-in capital	21,616,469	21,824,121
Statutory reserves	5,642,419	3,301,379
Retained earnings	54,877,045	30,187,740
Accumulated other comprehensive income	6,866,711	1,815,484
Total Shareholders' Equity	89,003,185	57,129,264
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$100,943,938	$67,029,352

March 17, 2008	ShengdaTech, Inc. Announces Record Fourth Quarter and Full Year 2007 Results	8

SHENGDATECH, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Years Ended December 31,
	2007	2006
Cash Flows from Operating Activities:
Net income	$27,030,345	$17,526,648
Adjustments to reconcile net income to net cash provided by
operating activities:
Depreciation and amortization	2,128,980	1,031,387
Loss on disposal of property, plant and equipment	1,845	16,377
Compensation paid with warrants	-	153,619
Changes in assets and liabilities:
Accounts receivable	(1,839,452)	(1,635,713)
Other receivables	144,500	4,040,220
Advances to suppliers	(17,767,908)	(588,722)
Inventory	330,614	(611,842)
Trade accounts payable	2,306,124	1,468,602
Other payables and accrued expenses	606,185	230,538
Income and other taxes payable	942,034	(85,055)
Advances from customers	(123,077)	117,453
Net Cash provided by Operating Activities	13,760,190	21,663,512

Cash Flows from Investing Activities:
Purchase of property and equipment	(19,090,018)	(15,365,898)
Construction in progress	(2,206,133)	(92,020)
Purchase of land use rights	(120,083)	-
Net Cash used in Investing Activities	(21,416,234)	(15,457,918)

Cash Flows from Financing Activities:
Proceeds from issuance of common stock	-	13,969,714
Changes in related party receivable / payable	(2,415,904)	3,882,177
Distribution to shareholder	(207,651)	(971,496)
Other non-trade receivables	-	-
Net Cash (used in) provided by Financing Activities	(2,623,555)	16,880,395

Effect of Exchange Rate Changes in Cash	1,962,025	848,853

Net Change in Cash	(8,317,574)	23,934,842
Cash and Cash Equivalents at Beginning of Period	34,684,142	10,749,300
Cash and Cash Equivalents at End of Period	$26,366,568	$34,684,142

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